UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015 (April 6, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, the Compensation Committee of the Board of ACRE Realty Investors Inc. (the “Company”) approved compensation arrangements for the members of the Board and Board Committees (the “Director Compensation Plan”). Under the Director Compensation Plan, directors are entitled to receive cash or equity-based compensation, as described below:

1.	All directors shall be reimbursed for their out of pocket expenses for attendance at Board meetings and Committee meetings.
2.	Annual fee for independent directors - $40,000
3.	Annual fee for Chair of Audit Committee - $20,000
4.	Annual fee for Chair of Compensation Committee -$7,500
5.	Annual fee for Chair of Nominating and Corporate Governance Committee - $7,500
6.	Independent directors shall receive the following fees per meeting:
a.	Board meetings - $2,000
b.	Committee meetings - $1,000 (unless in conjunction with Board meeting)
c.	Teleconference Board or Committee meetings - $1,000
7.	Equity or equity-linked awards may be issued in lieu of paying these fees in cash.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: April 9, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary

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